SCHEDULE 14C INFORMATION

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SUNAMERICA EQUITY FUNDS
(Name of Registrant as Specified In Charter)

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SUNAMERICA EQUITY FUNDS

SUNAMERICA JAPAN FUND

HARBORSIDE FINANCIAL CENTER

3200 PLAZA 5

JERSEY CITY, NJ 07311-4992

March 26, 2012

Dear Shareholder:

We are providing the enclosed information statement (the “Information Statement”) to inform you that on December 6, 2011, the Board of Trustees (the “Board”) of the SunAmerica Equity Funds approved the appointment of Wellington Management Company LLP (“Wellington Management”) as the new subadviser of the SunAmerica Japan Fund (the “Fund”), replacing PineBridge Investments LLC (“PineBridge”). On January 27, 2012, Wellington Management began managing the Fund. In connection with Wellington Management replacing PineBridge as the subadviser of the Fund, the Board also approved the change in the Fund’s name from the “SunAmerica International Small-Cap Fund” to the “SunAmerica Japan Fund,” along with certain corresponding changes to the Fund’s principal investment strategies and principal investment risks, which also became effective on January 27, 2012.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund, Wellington Management and the new investment subadvisory agreement with Wellington Management, which the Board has approved.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call us at 1-800-858-8850. We thank you for your continued support and investments.

Sincerely,

John T. Genoy

President

SunAmerica Equity Funds

SUNAMERICA EQUITY FUNDS

SUNAMERICA JAPAN FUND

HARBORSIDE FINANCIAL CENTER

3200 PLAZA 5

JERSEY CITY, NJ 07311-4992

INFORMATION STATEMENT

Introduction

You have received this information statement (the “Information Statement”) because you own shares in the SunAmerica Japan Fund (the “Fund”), a series of SunAmerica Equity Funds (the “Trust”). You are receiving this information statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Trustees of the Trust (the “Board”) to replace the subadviser of the Fund.

At a meeting held on December 6, 2011, the Board, including a majority of the trustees who are not “interested persons” of the Trust or Wellington Management Company LLP (“Wellington Management”), as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved Wellington Management as the new subadviser to the Fund and approved the termination of PineBridge Investments LLC (“PineBridge”) as the subadviser to the Fund. In conjunction with the approval of Wellington Management as the Fund’s subadviser, the Board approved a new Subadvisory Agreement, dated January 27, 2012, between SunAmerica Asset Management Corporation (“SunAmerica”), the Fund’s investment adviser, and Wellington Management (the “Subadvisory Agreement”). Wellington Management assumed portfolio management responsibilities for the Fund on January 27, 2012. The change in the Fund’s name from “SunAmerica International Small-Cap Fund” to the “SunAmerica Japan Fund,” along with certain corresponding changes to the Fund’s principal investment strategies and principal investment risks, also became effective on January 27, 2012.

SunAmerica has received an exemptive order from the Securities and Exchange Commission (“SEC”) which permits SunAmerica, subject to certain conditions, to enter into agreements relating to the funds with unaffiliated subadvisers approved by the Board of Trustees, without obtaining shareholder approval. The exemptive order also permits SunAmerica, subject to the approval of the Board but without obtaining shareholder approval, to employ new unaffiliated subadvisers for new or existing funds, change the terms of particular agreements with unaffiliated subadvisers or continue the employment of existing unaffiliated subadvisers after events that would otherwise cause an automatic termination of a subadvisory agreement. Shareholders also have the right to terminate an agreement with subadvisers for the Fund at any time by a vote of the majority of the outstanding voting shares of the Fund. The exemptive order allows SunAmerica to act more quickly to change subadvisers when it determines that a change would be in the best interest of a Fund and its shareholders. As required by the exemptive order, SunAmerica will provide information to shareholders about any subadviser change within 60 days of such change. This information statement will be available to you to satisfy this requirement. This information statement is being posted at https://www.sunamericafunds.com/pdf/is20120320 on or about March 26, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Management of the Funds and the Investment Advisory Agreement

SunAmerica is an investment adviser registered with the SEC and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. Pursuant to an Investment Advisory and Management Agreement (the “Advisory Agreement”) with the Trust dated as of January 1, 1999, which was last approved by the Board at an in-person meeting held on June 14, 2011, SunAmerica serves as the investment adviser and administrator to the Trust. Under the Advisory Agreement, the annual advisory fees payable to SunAmerica by the Trust for the fiscal year ended September 30, 2011 was 1.15% of average daily net assets or $500,685.

As investment adviser, SunAmerica selects the subadvisers for the Fund, manages the Fund, provides various administrative services and supervises the Fund’s daily business affairs, subject to oversight by the Board. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios of the Trust for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations. SunAmerica recommended Wellington Management as the new subadviser to the Fund after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structures, investment processes and styles and long-term performance records.

The Subadvisory Agreement

Wellington Management serves as subadviser to the Fund pursuant to the Subadvisory Agreement. Under the terms of the Subadvisory Agreement, and subject to the oversight and review of SunAmerica, Wellington Management will manage the investment and reinvestment of the Fund’s assets and will: (i) determine the securities to be purchased or sold and execute such documents on behalf of the Fund as may be necessary in connection therewith; (ii) provide SunAmerica with records concerning its activities which SunAmerica and/or the Fund are required to maintain; and (iii) render regular reports to SunAmerica and to officers and trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadvisory Agreement also provides that in the absence of willful malfeasance, bad faith, gross negligence, reckless disregard of obligations or duties thereunder, the subadviser shall not be subject to liability to SunAmerica, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Subadvisory Agreement, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which the Subadvisory Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to Wellington Management’s receipt of compensation for services.

The Subadvisory Agreement shall continue in effect for an initial term beginning January 27, 2012 until June 30, 2013. Thereafter, its continuance must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the majority of the Board, the holders of a majority of the outstanding shares of the Fund, or by SunAmerica, on not less than 30 nor more than 60 days’ written notice.

The Subadvisory Agreement is substantially similar in all material respects to the previous subadvisory agreement with PineBridge, except for: (i) the effective date and terms of the agreements, (ii) the schedule of funds, (iii) the amount of the sub-advisory fees, (iv) additional provisions in the Subadvisory Agreement that specify Wellington’s role relating to litigation and the voting of proxies with respect to securities held by the Fund and (v) more comprehensive provisions in the Subadvisory Agreement relating to the treatment and protection of confidential information. The Subadvisory Agreement will not result in an increase in fees to shareholders as SunAmerica, and not the Fund, is responsible for all fees payable pursuant to the Subadvisory Agreement. The Subadvisory Agreement is attached to this Information Statement as Exhibit A.

Subadvisory Fees. For the fiscal year ended September 30, 2011, SunAmerica paid PineBridge $239,458, which was equal to 0.55% of the Fund’s average daily net assets. This amount reflects a 0.05% voluntary fee waiver by PineBridge as the contractual subadvisory fee rate was 0.60% of average daily net assets. Of the advisory fees SunAmerica received, it retained $261,227 after payment of subadvisory fees to PineBridge. However, the amount of advisory fees retained was also reduced as a result of contractual fee waivers and/or expense reimbursements made by SunAmerica, which were $146,693 during the fiscal year ended September 30, 2011. The subadvisory fee payable by SunAmerica to Wellington Management is equal to an annual rate of 0.45% of the Fund’s average daily assets, and Wellington Management has agreed to voluntarily waive 50%, or 0.225%, of this subadvisory fee. This voluntary fee waiver may be discontinued at any time by Wellington Management. The subadvisory fee rate payable to Wellington Management is lower than the subadvisory fee rate payable to PineBridge. If, for the fiscal year ended September 30, 2011, Wellington Management had served as subadviser to the Fund for the entire fiscal year ended September 30, 2011, it would have received less in subadvisory fees than actually paid to PineBridge. There is no change in the advisory fee rate paid by the Fund as a result of the approval of Wellington Management as the subadviser to the Fund.

Factors Considered by the Board of Trustees

At an in-person meeting held on December 6, 2011 (the “Meeting”), the Board, including the Independent Trustees, approved the Subadvisory Agreement with respect to the Fund. As a result, effective January 27, 2012, Wellington Management assumed portfolio management responsibilities for the Fund.

In accordance with Section 15(c) of the 1940 Act, the Board requested, and SunAmerica and Wellington Management provided, materials relating to the Board’s consideration of whether to approve the Subadvisory Agreement. The Board also took into account presentations made at the Meeting by members of management as well as presentations made by representatives of Wellington Management who responded to questions posed by the Board and management. The Board also took into account a presentation provided by management at a previous meeting held on October 27, 2011. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Subadvisory Agreement. In determining whether to approve the Subadvisory Agreement, the Board, including the Independent Trustees, also considered the following information:

The Board, including the Independent Trustees, considered the nature, extent and quality of services to be provided by Wellington Management with respect to the Fund, including investment management services such as investment research, advice and supervision, and determining which securities will be purchased or sold by the Fund, subject to the oversight and review of SunAmerica. In addition, the Board reviewed Wellington Management’s history, structure, size, visibility and resources, which are needed to attract and retain highly qualified investment professionals. The Board also reviewed the personnel that would be responsible for providing portfolio management services to the Fund and also considered that Wellington Management currently serves as subadviser with respect to certain other funds within the SunAmerica fund complex. The Board concluded, based on the materials provided and Wellington Management’s prior experience as a subadviser to certain other Funds, that: (i) Wellington Management would be able to retain high quality portfolio managers and other investment personnel; (ii) Wellington Management would exhibit a high level of diligence and attention to detail in carrying out its responsibilities as a subadviser; and (iii) Wellington Management would be responsive to requests of the Board and of SunAmerica. The Board also considered that Wellington Management has developed internal policies and procedures for monitoring compliance with the investment objectives, policies and restrictions of the Fund. The Board further considered Wellington Management’s code of ethics, compliance and regulatory history. The Board also took into account Wellington Management’s risk management process. The Board also noted that the Wellington Management has not experienced any material regulatory or compliance problems nor have they been involved in any material litigation or administrative proceedings that would potentially impact them from effectively serving as a subadviser to the Fund.

The Board concluded that the nature and extent of services to be provided by Wellington Management under the Subadvisory Agreement were reasonable and appropriate in relation to the proposed subadvisory fees and that the quality of services was reasonably expected to be high.

The Board, including the Independent Trustees, received information prepared by Wellington Management regarding its investment performance. The information provided to the Board included composite performance of certain institutional accounts managed by Wellington Management with investment policies and/or strategies similar to the Fund (the “Composite”) and the Board noted that the Composite had outperformed its benchmark index over all applicable periods since inception as of September 30, 2011. The Board also noted that none of the accounts included within this Composite were mutual funds, as Wellington Management did not manage any mutual funds with investment policies and/or strategies similar to the Fund. The Board also acknowledged that past performance is no guarantee of future results.

The Board, including the Independent Trustees, also received and reviewed information regarding the fees to be paid by SunAmerica to Wellington Management pursuant to the Subadvisory Agreement. The Board noted that the subadvisory fee to be paid by SunAmerica to Wellington Management pursuant to the Subadvisory Agreement would be less than the subadvisory fee currently paid to PineBridge pursuant to the subadvisory agreement between SunAmerica and PineBridge with respect to the Fund. The Board also noted that Wellington Management had agreed to voluntarily waive 50% of the subadvisory fee payable to it by SunAmerica in light of the Fund’s current asset size and SunAmerica’s substantial fee waivers and/or expense reimbursements with respect to the Fund. Accordingly, the Board further considered the amount of subadvisory fees paid out by SunAmerica and the amount of the management fees which it retained.

To assist in analyzing the reasonableness of the subadvisory fees under the Subadvisory Agreement, the Board received a report independently prepared by Lipper with respect to the Fund. The report showed comparative fee information of a representative group of funds as determined by Lipper (the “Peer Group”), and the Board considered that the proposed subadvisory fee to be paid to Wellington Management was below the median of this Peer Group. The Board acknowledged, however, that there was only one other fund in Lipper’s Japan classification with disclosed subadvisory fees and, therefore, Lipper included funds within certain other investment classifications (i.e., China region, Pacific ex-Japan) so that there was a reasonably sized Peer Group. Nevertheless, the Board noted that the Peer Group information as a whole was useful in assessing whether Wellington Management would provide services to the Fund at a cost that was competitive with other similar funds. The Trustees also considered that the subadvisory fees are paid by SunAmerica out of its management fee and not by the Funds, and that subadvisory fees may vary widely within a Peer Group for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

The Board also considered information provided by Wellington Management relating to fees charged to other accounts with similar investment strategies to the Fund that are managed by Wellington Management and observed that the proposed subadvisory fee to be paid to Wellington Management with respect to the Fund was lower than the fees applicable to these other accounts. The Board noted that Wellington Management did not currently manage any comparable mutual funds and that the fee comparison provided by Wellington Management related to the standard fee schedule applicable to similarly managed institutional accounts. The Board also observed that these similarly managed institutional accounts were managed by Wellington Management in its capacity as investment adviser and not as a subadviser.

The Board also reviewed financial statements and/or other reports from Wellington Management and considered whether Wellington Management had the financial resources necessary to attract and retain high quality investment management personnel and to provide high quality services to the Fund. The Board concluded that Wellington Management had the financial resources necessary to perform its obligations under the Subadvisory Agreement and would provide the Fund with high quality services. The Board also concluded that the subadvisory fees were reasonable in light of the factors discussed above.

The Board did not review specific information regarding whether there would be economies of scale with respect to Wellington Management’s management of the Fund because it regards that information as less relevant at the subadviser level. Rather, the Board noted that it considered information regarding economies of scale in the context of the renewal of the Investment Advisory and Management Agreements between the Trust and SunAmerica with respect to the Fund.

In consideration of the Subadvisory Agreement, the Board also received information regarding Wellington’s brokerage and soft dollar practices. The Board considered that SunAmerica and Wellington Management would be responsible for decisions to buy and sell securities for the Fund, selection of broker-dealers and negotiation of commission rates.

After a full and complete discussion, the Board approved the Subadvisory Agreement for an initial term ending June 30, 2013. Based upon its evaluation of all these factors in their totality, the Board, including the Independent Trustees, was satisfied that the terms of the Subadvisory Agreement were fair and reasonable and in the best interests of the Fund and the Fund’s shareholders. In arriving at a decision to approve the Subadvisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together. Each Trustee may have contributed different weight to the various factors.

Information about Wellington Management

Wellington Management is a Massachusetts limited liability partnership with offices located at 280 Congress Street, Boston, Massachusetts 02210. As of December 31, 2011, Wellington had investment management authority with respect to approximately $651 billion in assets. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations and other institutions.

Wellington Management is not affiliated with SunAmerica. SunAmerica, and not the Fund, compensates Wellington Management for its services. No Trustee of the Trust has owned any securities, or has had any material interest in, or a material interest in a material transaction with Wellington Management or its affiliates since the beginning of the Fund’s most recent fiscal year.

The following chart lists the principal executive officers of Wellington Management and their principal occupations. The business address of each is 280 Congress Street, Boston, Massachusetts 02210.

Name	Position with Wellington Management and Principal Occupation
Saul Pannell	Partner and Executive Committee Member

Perry Traquina	Partner, President, CEO and Executive Committee Member

Cynthia Clarke	Partner and Chief Legal Officer

Phillip Perelmuter	Partner and Executive Committee Member

Selwyn Notelovitz	Partner and Chief Compliance Officer

Edward Steinborn	Partner and Chief Financial Officer

Brendan Swords	Partner and Executive Committee Member

Edward Bousa	Partner and Executive Committee Member

James Valone	Partner and Executive Committee Member

Charles Argyle	Partner and Executive Committee Member

Vera Trojan	Partner and Executive Committee Member

Wendy Cromwell	Partner and Executive Committee Member

Wellington Management does not provide investment advisory services to a mutual fund with comparable investment strategies to that of the Fund.

Other Service Agreements

The Trust has entered into a Service Agreement (the “Service Agreement”) with SunAmerica Fund Services, Inc. (“SAFS”), an affiliate of SunAmerica, pursuant to which SAFS acts as a servicing agent assisting State Street Bank and Trust Company (“State Street”), the Fund’s transfer agent, in connection with certain services offered to the shareholders of the Fund. Pursuant to the Service Agreement, SAFS is paid a monthly fee at the annual rate of 0.22% of the average daily net assets of the Fund. For the fiscal year ended September 30, 2011, pursuant to the Service Agreement, the Fund paid SAFS $95,310.

SunAmerica, the Fund’s administrator, and SunAmerica Capital Services (“SACS”), the Fund’s distributor, are both located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311.

Brokerage Commissions

During the fiscal year ended September 30, 2011, the Fund paid no commissions to affiliated broker-dealers.

SHAREHOLDER REPORTS

Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

•	write to:

SunAmerica Mutual Funds

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311;

•	call (800) 858-8850; or

•	access the report through the Internet at www.sunamericafunds.com

SHAREHOLDER PROPOSALS

Neither the Trust nor the Fund is required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Gregory N. Bressler, Esq., Secretary of the Trust, SunAmerica Asset Management Corp., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311.

OWNERSHIP OF SHARES

As of December 31, 2011, there were 4,157,730.218 shares of the Fund outstanding. The following shareholders owned, of record or beneficially, 5% or more of the indicated Fund Class’ outstanding shares as of December 31, 2011:

Name	Fund Class	% Ownership
SunAmerica Focused Multi-Asset Strategy Fund2929 Allen Parkway #A8-10 Houston, TX 77019-7100	International Small Cap Class A	92.62%

Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	International Small Cap Class B	6.63%

SunAmerica Trust Co Dental Health Center FBO Jane M Waldman Simple IRA 202 Seal Lane West Chester, PA 19380-4750	International Small Cap Class B	6.21%

Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	International Small Cap Class C	27.54%

The trustees and officers of the Trust and members of their families as a group beneficially owned less than 1% of the common stock of the Fund, as of December 31, 2011.

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of January 27, 2012, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP a Massachusetts limited liability partnership (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Equity Funds, a Delaware statutory Trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 27, 2012 (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Trust listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of the Funds listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Funds set forth in each Fund’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action on behalf of a Fund with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in a Fund, including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”), or to investigate, initiate, supervise, or monitor the Litigation involving Fund assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

The Subadviser represents and warrants to the Adviser that it will manage the assets of each Fund, or portion of each Fund’s assets, allocated to it, as set forth in Schedule A, in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to

Section 11(c) hereof, the Subadviser represents and warrants: (1) that the Subadviser’s management of all or a portion of the assets of a Fund will be designed to achieve qualification by the Fund to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Fund assets, including depositing those assets in custody with institutions designated by the Trust, and (b) federal and state securities and commodities laws applicable to Subadviser’s Fund management responsibilities; provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of a Fund or other series of the Trust to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investment companies that are under common control with the Trust, concerning transactions of a Fund in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business; and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

2. Fund Transactions. (a) The Subadviser is responsible for: (i) decisions, and is hereby authorized, to buy or sell securities and other investments for the Fund or a portion of the Fund’s assets allotted to it, (ii) selection of broker-dealers and futures commission merchants’ and (iii) negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing Fund transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Fund and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T)

thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect Fund transactions in securities and other investments for a Fund. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of a Fund with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser consistent with its obligations regarding best execution. Adviser acknowledges that Subadviser may be unable to fulfill the Adviser’s request for direction for a number of reasons, including, but not limited to: 1) such direction would be inconsistent with Subadviser’s internal policies and procedures related to best execution; 2) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, etc; 3) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 4) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; or 5) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rate set forth in Schedule A hereto with respect to each Fund, or portion thereof, that the Subadviser manages. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Other Services. At the request of the Trust or the Adviser, the Subadviser, in its discretion, may make available to the Trust office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser’s cost.

5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

6. Status of the Subadviser. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

7. Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of SunAmerica Capital Services, Inc. (“SACS”) or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser. Notwithstanding the foregoing, Subadviser may include the Adviser’s and Trust’s names in its “client list” used in promotional materials with prior consent of the Adviser and/or Trust.

8. Proxy Voting. Each Fund has appointed Institutional Shareholder Services as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Trustees. With respect to certain vote items, a Fund may request guidance or a recommendation from the adviser, administrator or subadviser of the Fund. The Subadviser shall not have responsibilities in connection with proxy voting for a Fund unless it is affirmatively requested to make a proxy voting recommendation.

9. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Funds that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust will be provided promptly to the Trust or the Adviser on request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

10. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

11. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the Subadviser’s receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser’s providing services under this Agreement or the sale of securities of the Trust.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its Trustees and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such Trustees, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The Subadviser shall not be liable to the Adviser its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Funds with respect to the portion of the assets of a Fund not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Fund, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that, to the extent the Subadviser is responsible for managing only a portion of a Fund, the Subadviser shall manage the portion of the assets of a Fund allocated to it as if it was a separate operating Fund and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Fund and qualifications of a Fund as a regulated investment company under the Code) only with respect to the portion of assets of a Fund allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of the Fund’s assets not allocated to the Subadviser.

12. Confidentiality. (a) The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or necessary to effectuate business of the Fund, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory or judicial authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Fund and may include such total return in the calculation of composite performance information.

(b) Subadviser and SunAmerica acknowledge and agree that during the term of this Agreement the parties may have access to information that is proprietary or confidential to both parties or their respective affiliates (“Confidential Information”). The parties agree that their respective officers, employees and agents shall treat all such Confidential Information as confidential and proprietary and will not disclose Confidential Information for any purpose other than in connection with carrying out of their responsibilities under this Agreement or as necessary to effectuate the business of the Trust or its Funds. The parties will keep confidential any Confidential Information obtained directly as a result of this service relationship, and shall disclose such Confidential Information only if: (i) the other party has authorized such disclosure by prior written consent, (ii) such information is or hereafter otherwise is known by the disclosing party or has been disclosed, directly or indirectly, by the other party or becomes ascertainable from public or published information or trade sources, (iii) if such disclosure is expressly required or requested by applicable federal or state regulatory or judicial authorities, or (iv) to the extent such disclosure is reasonably required by auditors or attorneys of the parties in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement.

13. Representations. By execution of the Agreement, Subadviser represents that: (i) it is duly registered as an Investment Adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and that it provided to the Adviser Part 2A of its registration statement on Form ADV (the “ADV”) prior to signing the Agreement; (ii) the Adviser and Fund acknowledge receipt of Wellington Management’s Part 2A; and (iii) Subadviser will notify the Adviser of any additions to or withdrawals of partners of Subadviser within a reasonable time after such additions or withdrawals but no less frequently than annually.

14. Permissible Interests. Directors and agents of the Fund are or may be interested in the Subadviser (or any successor thereof) as partners, officers, agents or shareholders, or otherwise; partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as Trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

15. Term of the Agreement. This Agreement shall continue in full force and effect until June 30, 2013, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

This Agreement may be terminated at any time, without payment of a penalty by the Fund or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. This Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

16. Severability. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

18. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

19. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210
Attention: Legal and Compliance

Adviser:	SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311-4992
Attention: Legal Department

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By:	/s/ Peter A. Harbeck
Name:	Peter A. Harbeck
Title:	President and CEO

WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ Susan G. O’Connell
Name:	Susan G. O’Connell
Title:	Senior Vice President

SUNAMERICA EQUITY FUNDS

HARBORSIDE FINANCIAL CENTER

3200 PLAZA 5

JERSEY CITY, NJ 07311-4992

SunAmerica Japan Fund

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

https://www.sunamericafunds.com/pdf/is20120320

This Notice is to inform you that an information statement (the “Information Statement”) regarding the change in subadviser of the SunAmerica Japan Fund (the “Fund”), a series of SunAmerica Equity Funds (the “Trust”) is now available at the website referenced above. Please note that this Notice is only intended to provide an overview of the matters covered in the Information Statement. We encourage you to access the Fund’s website to review a complete copy of the Information Statement, which contains important information about the change in subadviser.

As discussed in the Information Statement, on December 6, 2011, the Board of Trustees of Equity Funds approved the termination of PineBridge Investments LLC as the investment subadviser of the Fund and approved Wellington Management Company LLP (“Wellington Management”) as the new subadviser of the Fund. On January 27, 2012, Wellington Management began managing the Fund.

SunAmerica Asset Management Corp. (“SunAmerica”), the Fund’s investment adviser, has received an exemptive order from the Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. As required by this exemptive order, SunAmerica is required to provide information to shareholders about the new subadviser and the subadvisory agreement within 60 days of the hiring of any new subadviser. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about March 26, 2012, to all participants in a Contract or Plan who were invested in the Funds as of the close of business on March 20, 2012. A copy of the Information Statement will remain on SunAmerica’s website until at least June 24, 2012, and shareholders can request a complete copy of the Information Statement until March 26, 2013.

You can obtain a paper or email copy of the complete Information Statement, without charge, by contacting us at 1-800-858-8850, or by sending an email to mutualfundinquiry@sunamerica.com. Please note, however, that you will not receive a paper or email copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.

INFOR-3/12 (SAJapan)